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                                                          Suite IL1-0540
                                                          One Bank One Plaza
                                                          Chicago, IL 60670-0540
                                                          1-800-524-9472

                                                               November 15, 2002




To The Holders of
Government Trust Certificates
Zero Coupon Class 2-F

In accordance with Section 4.1 of the Declaration of Trust ("Trust"), Bank One Trust Company, NA (formerly The First National Bank of Chicago), as Trustee and not in its individual capacity ("Trustee"), hereby provides the holders of the above-mentioned certificates this Semi-annual Report relating to the November 15, 2002 Certificate Payment Date.

Any capitalized terms used herein shall have the meaning assigned to them in the Trust.

1.   The aggregate dollar amount distributed to holders of Class 2-F
     Certificates: $82,371,108.14.

2. The Principal Balance of the Class 2-F Note after the November 3, 2002 Note Payment Date: $922,848,000.00.

3.   The Deficient amount of the Note Payment: $-0-

Neither a delinquency in payment under any of the Notes nor an Event of Default has occurred and is continuing.

I, Joan E. Blume, a Responsible Officer of the Trustee, to the best of my knowledge and belief, certify that this Semi-annual Report is complete and accurate.


                                          /s/ Joan E. Blume
                                        ---------------------------
                                            Joan E. Blume
                                            Trust Officer

                                        For Bank One Trust Company, NA (formerly
                                        The First National Bank of Chicago), as
                                        Trustee and not in its individual
                                        capacity.